UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2017

Date of Report (Date of Earliest Event Reported)

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WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

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Delaware	333-119612	20-2446281
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

680 Fifth Avenue, Suite 1901, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 596-3480

(Former Name or Former Address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

(a)	Effective September 30, 2017, Atinder S. Jaggi resigned from his position as the Principal Financial/Accounting Officer of Kenmar Preferred Investments LLC (the “Managing Owner”).
(b)	Effective September 30, 2017, James Parrish will be appointed the Principal Financial/Accounting Officer of the Managing Owner.

James Parrish has been listed as the Principal Executive Officer of the Managing Owner. Mr. Parrish has responsibility for various credit, volatility, futures, FX and equity investment strategies. Mr. Parrish has been investing in hedge funds, private equity and other alternative investments for over 25 years. Other responsibilities include serving as Managing Partner of a boutique risk advisory business where he provides guidance on mergers, acquisitions and corporate restructurings, including expert witness services for credit related matters. Mr. Parrish is also the Chief Compliance Officer of the Managing Owner since November 2015. Earlier he was the CEO of a risk management firm that was sold to a major financial services firm. Mr. Parrish’s career in financial services began at Salomon Brothers in mortgage securities, then Moody’s Investors Service where he worked for 14 years holding global analytic and executive positions in Mortgage & Asset Backed Securities, Financial Institutions, Corporate Finance and Quantitative Risk Management. He has worked with hundreds of companies on capital issues amounting to more than one trillion dollars of securities, including expert testimony before juries and regulatory bodies globally. Mr. Parrish received his BA at Shepherd College and an MBA in Finance from The George Washington University. He holds a certificate in Mergers & Acquisitions from UCLA and a certificate in French Studies from the University of Bourgogne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on April 13, 2016.

WORLD MONITOR TRUST III – SERIES J
(Registrant)

	By:	Kenmar Preferred Investments LLC
its Managing Owner

Date: September 28, 2017	By:	/s/ James Parrish
	Name:	James Parrish
	Title:	President